UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A
                         Amendment No. 1

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           June 9, 2003
         Date of Report (Date of Earliest Event Reported)




                   SUNCREST GLOBAL ENERGY CORP.
(Exact name of small business issuer as specified in its charter)

         Nevada                   0-31355                   81-0438093
(State of incorporation)   (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)

                      3353 South Main, #584
                    Salt Lake City, Utah 84115
             (Address of principal executive offices)

                          (702) 946-6760
                 (Registrant's telephone number)


                     GALAXY SPECIALTIES, INC.
                     #149, 369 East 900 South
                    Salt Lake City, Utah 84111
                    (Former name and address)



 THIS CURRENT REPORT HAS BEEN AMENDED TO REFLECT THE REGISTRANT'S
                      NEW TELEPHONE NUMBER.


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                    FORWARD LOOKING STATEMENTS

      This report contains certain forward-looking statements and for this purpose any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to, economic conditions generally, failure by management to successfully develop business relationships and competition within the oil refinery market.

ITEM 1.  CHANGES IN CONTROL

      On June 10, 2003, Suncrest Global Energy Corp., formerly Galaxy Specialties, Inc., entered into an share exchange agreement whereby Suncrest Global will acquire Coyote Oil Company, Inc. as a wholly-owned subsidiary. (See, "Item 2. Acquisition or Disposition of Assets - Terms of the Agreement," below.) Coyote Oil is a Nevada corporation formed on July 6, 1996 which owns a proprietary process known as a mini oil refinery. The share exchange agreement provides that Suncrest Global will issue 2,000,000 shares of Suncrest Global preferred stock to the seven stockholders of Coyote Oil in exchange for 10,000,000 shares of Coyote Oil common stock. Each Suncrest Global preferred share may be converted to ten shares of common stock and shall be entitled to ten votes per preferred share. (See, "Item 5. Other Events," below, for details related to the preferred stock.)

      Upon completion of the share exchange, Coyote Oil's stockholders will hold 100% of our outstanding preferred stock. In addition, the former Coyote Oil stockholders will hold 52.6% of the voting power of Suncrest Global, based upon the ten votes per each preferred share. VIP Worldnet, Inc., our parent corporation, will hold only 39.5% of the voting power after the share exchange.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Terms of The Agreement

      On June 10, 2003, Suncrest Global entered into an share exchange agreement with Coyote Oil, whereby Suncrest Global will acquire Coyote Oil. Our board of directors approved the share exchange on June 9, 2003, and a majority of our shareholders, representing 15,000,000 of our 18,050,000
outstanding shares, consented to the share exchange on June 9, 2003.   On June
9, 2003, 100% of Coyote Oil's shareholders consented to the share exchange.

      The share exchange agreement provides that Suncrest Global will acquire Coyote Oil through a stock-for-stock exchange intended to qualify as a tax-free exchange. Upon completion of the share exchange, Coyote Oil will become our wholly-owned subsidiary and we will acquire its business assets and operations. (See, "Description of Coyote Oil's Business," below.)

      The agreement provides that Suncrest Global will issue 2,000,000 shares of Suncrest Global preferred stock to the stockholders of Coyote Oil in exchange for the 10,000,000 outstanding common shares of Coyote Oil. Each Coyote Oil stockholder will make an investment decision whether to exchange his/her/its shares for the Suncrest Global shares. The agreement also provides that the preferred shares shall have "piggy back" registration
rights.   If Suncrest Global files a registration statement under the
Securities Act of 1933 within a one year of the date of the agreement, and registers common stock with a minimum value of $100,000; then the former Coyote Oil stockholders may sell a quantity of their shares equal to a minimum of 30% of the total shares offered under any such registration statement.


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      The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company has agreed to use its best efforts to maintain and preserve its business organization, employee relationships and keep its good will intact until the acquisition is complete. Also, each company provided corporate documentation to the other for due diligence purposes. Each company has agreed to carry on their respective business in the usual and ordinary course and each will bear its own operating expenses until completion of the acquisition.

      Termination of the agreement may occur if we or Coyote Oil fail to comply in any material respect with the covenants or agreements included in the acquisition agreement. The acquisition agreement may be terminated at any time prior to closing by mutual consent, which must be expressed by action of our board of directors or by the Coyote Oil stockholders. In the event that the parties terminate the agreement, both have agreed to pay their own costs incurred and sign non-disclosure agreements which will survive the termination of the agreement.

      The exchange of stock is intended to qualify as a tax-free exchange in accordance with Section 368(a)(1)(B) of the Internal Revenue Code, as amended. The acquisition will be accounted for under the purchase method of accounting using generally accepted accounting principles. This means that Coyote Oil's results of operation will be included with Suncrest Global's from the closing date and its consolidated assets and liabilities will be recorded at their fair values at the same date. It is anticipated that (i) Suncrest Global and Coyote Oil or their respective stockholders will not recognize gain or loss as a result of the acquisition, and (ii) the tax basis of the Suncrest Global preferred stock received by Coyote Oil stockholders will be the same as the tax basis of the Coyote Oil common stock surrendered. Suncrest Global and Coyote Oil have not sought nor do they intend to seek an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

Prior Relationships

      Our former President, M. Jeanne Ball, has served as an officer and director of Skinovation Pharmaceutical Incorporated, a reporting company.
John W. Peters is also an officer and director of Skinovation Pharmaceutical, as well as an officer and director of Coyote Oil. The management of Coyote Oil determined it was in the best interest of the company to position itself for access to equity markets in order to further develop its business plan to market its mini refineries. Through the personal relationship of Ms. Ball and Mr. Peters, discussions commenced during the spring of 2003 regarding a possible business combination of Galaxy Specialties and Coyote Oil.

Consideration for the Acquisition

      The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on factors used in similar proposals, including the relative value of the assets of Coyote Oil, Coyote Oil's present and past business operations, the future potential of Coyote Oil, the management of Coyote Oil and the potential benefit to the stockholders of Suncrest Global. The source of the consideration used to acquire our interest in Coyote Oil is 2,000,000 authorized but unissued preferred shares. The consideration used by the Coyote Oil stockholders to acquire their interest in Suncrest Global is the 10,000,000 shares of the issued and outstanding shares of Coyote Oil which they hold. Our board of directors determined that the consideration for the share exchange was reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

Interests of Certain Persons

      Except as set forth in this report, neither we, nor to the best of our knowledge, any of our directors, executive officers or other affiliates had any contract, arrangement, understanding or relationship with any other person with respect to any Coyote Oil shares. Except as described in this report, there have been no contacts,

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negotiations or transactions within the past two years between Suncrest Global or any of our directors, executive officers or their affiliates, on the one hand, and Coyote Oil or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

Description of Coyote Oil's Business

      Coyote Oil has developed a process using proprietary technology know as a mini oil refinery. The mini refinery uses a scaled down, low cost refining and recycling process for primary and/or secondary petroleum waste products, and small-scale production from conventional raw petroleum stock. The unique aspect of Coyote Oil's process is its ability to perform the oil refining process on a small scale, using a small catalyst cracker. A catalyst cracker is the mechanism used to break down hydrogen-carbon atoms in feed stock, like crude oil and recycled waste oil, and convert the feed stock into higher value products, such as gasoline and diesel fuel. The mini refinery uses a small, efficient modular plan and can be built, dismantled and shipped to anywhere in the world.

      Coyote Oil has constructed a prototype mini refinery located in Green River, Utah. Coyote Oil has identified a market segment which does not lend itself to production at a scale considered attractive to large refiners due to limited volume, feed stock and equipment design. Coyote Oil's business plan is to develop a manufacturing and marketing plan to sell its mini refineries to this market segment.

      Mini Refinery Features

      Coyote Oil's process and mini refinery differs from the major refineries in a number of ways.. Some of the unique features of the Coyote Oil's mini refinery are:

..     Feed stock volume: The mini refinery is designed to process between 500 and 5,000 barrels of feed stock per day. This allows units to be installed in areas which do not justify construction of a larger refinery, although the need exists for petroleum product production and waste processing in smaller quantities.

..     Portability: The mini refinery plant is manufactured on steel skids, allowing the site to be built on one location, with the capability of being dismantled and moved to another location. This feature insures the continued usefulness and value of the equipment in the event of feed stock exhaustion or unavailability.

..     Type of Feed Stock: Automotive and industrial waste oils, and oils extracted from petroleum based waste products can all be processed without the associated monetary and down-time risks of large catalytic cracker units. Various feed stocks can be used and combined. The Coyote Oil process is also tolerant of silica, making slop oil a candidate for use as a feed stock. In addition, the mini refinery is suited for production of petroleum products from conventional crude oil.

..     Low Energy Consumption: The unique Coyote Oil process, once started, allows the facility to operate on limited energy consumption, thus lowering the cost of production.

..     Catalyst: Costs of catalyst are substantially reduced due to the ability of the Coyote Oil process to use expended catalyst sold by larger refineries. The efficiency of this catalyst is slightly below optimum levels but is compensated for by a substantial discount in cost. New catalyst can cost $2000 per ton. Expended catalyst resold by larger refineries can be purchased for $100 per ton. Down time due to catalyst poisoning is reduced to one day instead of 8 to10 days as with large cracking units. Thus, contamination from used oil with heavy metal concentration is of lesser concern.

..     Minimal Emissions: Emissions of nitrogen oxide, sulphur oxide, carbon monoxide, and particulates are well within U.S. government guidelines. Opacity is minimal. Nitrogen oxide and sulphur oxide are produced mainly as furnace emissions. These are reduced once the plant processes are online by process integration. Carbon monoxide is processed through a regenerator which is run at a temperature calculated

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      to convert the carbon monoxide to carbon dioxide. All emissions are below those at conventional refinery plants with similar volume capacities. No waste water or waste products are produced by the process.

..     Manpower Requirements: The direct operation of the plant will require three operators during the day, two operators for swing shift and two operators at night. In addition, one individual will staff the laboratory. A welder and electrician/instrument specialist and a mechanic will be required to service the pumps and equipment.

..     Small Footprint: Typical installations require minimal site area in relation to conventional refineries. The area needed to operate a mini refinery is 3 to 7 acres.

..     Supplemental Uses: Because the Coyote Oil process will allow the processing of most waste oils, oils produced from the processing of used tires and plastic products can provide new opportunities for recycling of waste.

..     Product: Approximately 75% to 90% of the product produced at the plant will be gasoline and diesel fuel. Due to the catalytic cracker process, the gasoline produced is a high octane product, increasing marketability and price of the overall gasoline output when blended with other distillation process products. Other products include LPG gas which can be further separated into butane, propane and fuel gas, which comprises approximately 10% to 15% of the total. Bottom oil and heavy fuel oil from the distillation process can be further processed through the catalytic cracker to allow the further breakdown of these heavy oils into their lighter fractions. The above percentages can vary with the mixture of feed stock types and process implementation.

..     Scaled down operations of a mini refinery means locating plants in areas previously thought to be uneconomical or unprofitable due to lack of sufficient raw material for profitable plant volume output or prohibitive transportation costs. The size of the plant output can vary from 40,000 to 80,000 gallons per day. A lower output volume allows the refinery to draw its feed stock from a relatively small area. If the feed stock supplies are exhausted, the portability and small plant size allows the economical movement of the mini refinery to another location. The average cost of an installed refinery is estimated between fifteen million and twenty-five million dollars, depending on the size and additional equipment required

      Market

      Most of the major refiners are concerned with the production of large volumes of gasoline to be sold on the wholesale and retail market. Refineries owned by these companies are fine tuned to produce high volumes from feedstock with known qualities, content and composition. Availability of crude oil in large quantities is also a necessity. The introduction of feed stock such as waste oils, oils from pyrolytic processes, coal tar gas oils, oils from used tires, and plastic such as waste oils, is generally not economically desirable, has limited availability, and can sometimes damage or render useless expensive catalysts and equipment in the process. Large refinery catalytic cracking units contaminated by heavy metals and other contaminants can cost downtime of eight to ten days, with the resulting lost production and income. Thus, the costs are too great to risk introduction of such stock into a large refinery's systems. Yet, a need exists for the economical processing of waste oils and expended products produced from petroleum for protection of the environment.

      There are domestic and international markets for the sale of mini refineries. However, the need for refineries differs for each market. The first opportunity is the re-refining of waste oils. There are approximately one billion gallons of waste oil generated in the United States each year. Most of this waste oil is used as a burner fuel for ships, asphalt plants, etc. A relatively small amount of waste oil is refined. Most of the refining processes try to convert the oil back into lube stock; however, this has proven to be difficult because it is expensive, it generates waste by-products and the mixture of collected waste oils yields a lower quality lube stock.



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      Coyote Oil intends to fill the gap created by the need for disposal of waste oils. The Coyote Oil refining facility can be profitable with low production volumes, between 500 and 2,000 barrels per day, and facilities can be centrally located to allow the economical collection of sufficient feed stock to maintain profitable production capacities. Because of the liability connected with waste oil, manufacturers, generators and collectors are extremely interested in an economically viable and responsible method of disposal.

      Another market for the mini refineries is Indian reservations. Many of the 500 Indian reservations in the United States have crude oil or access to crude oil. The mini refinery may be a cornerstone to building an economic engine to create jobs on the Indian reservations. The crude oil that many tribes have could be utilized directly by the tribe. The refinery would create fuel products that could be used and sold on the reservation. In addition, some of the refinery products could be used to generate power for the reservation. In addition some of the refinery products could be used to generate power for the reservation or put the power into a power grid in the new deregulated utility industry.

      The worldwide market for the mini refinery is primarily found in lesser developed countries that refine crude oil. A number of these countries have crude oil as a resource yet lack the refining capacity. For a relatively low cost, these countries can create their own fuels and power, and build an economy centered around the refinery.

      Employees

      Coyote Oil does not have any employees. Its management expects to confer with consultants, attorneys and accountants as necessary. It does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating marketing opportunities.

ITEM 5.  OTHER EVENTS

Amendment to Articles of Incorporation

      On June 9, 2003, Galaxy Specialties, Inc. amended its articles of incorporation and changed the company name to Suncrest Global Energy Corp., the amendment increased the authorized shares from 20,000,000 to 70,000,000 and created a preferred class of shares with 5,000,000 preferred shares authorized, par value $0.01. These changes were approved by our board of directors on June 9, 2003 and were approved on June 9, 2003, by written consent of a majority of our shareholders, representing 15,000,000 shares of our 18,050,000 outstanding shares.

      Each preferred share may be converted to ten (10) shares of common stock, at the holders option, and shall be entitled to ten (10) votes per preferred share. The preferred and common shares may be issued for consideration as determined by the board without any action from the shareholders.

New Director and Officer

      On June 9, 2003 our board of directors appointed John W. Peters, President of Coyote Oil, as President and director of Suncrest Global and accepted the resignation of M. Jeanne Ball, our former President and director. Mr. Peters is 51 years old and since July 1999 he has been the manager of Development Specialties, Inc. a property development and management company. Since 1995 to the present he has been President and Chairman of the Board of Earth Products and Technologies, Inc, a reporting company. Mr. Peters has been involved with Coyote Oil since its inception in 1996 and has served as President of that company since June 15, 2001. He is a director of Bingham Canyon Corporation, Skinovation Pharmaceutical Incorporated and Cancer Capital Corp., blank check reporting companies. Mr. Peters studied business administration at Long Beach Community College and California Polytechnic State University in San Louis Obispo, California.



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ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements.

      At the date of this filing, it is impracticable for Suncrest Global to provide the audited financial statements of Coyote Oil which are required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such audited financial statements shall be filed by amendment to this Form 8-K no later than September 15, 2003.

(b)      Pro Forma Financial Information.

      At the date of this filing, it is impracticable for Suncrest Global to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than September 15, 2003.

(c)      Exhibits.

2.1 Agreement and Plan of Reorganization between Suncrest Global and Coyote Oil, dated June 10, 2003. (Filed June 16, 2003)



                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SUNCREST GLOBAL ENERGY CORP.

                                        /s/ John W. Peters
Date: July 8, 2003               By: _______________________________________
                                       John W. Peters
                                       President and Director





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